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                                                                    Exhibit 10.4

                  FORM OF MASTER AGREEMENT ON SALE AND PURCHASE
                      OF ACCOUNTS RECEIVABLE WITH RECOURSE

                              (SUMMARY TRANSLATION)

This Master Agreement on Sale and Purchase of Accounts Receivable with Recourse (the "AGREEMENT") is entered into by and between the following two parties on [specify date]:

APPLICANT:

Shenzhen GrenTech Co., Ltd.
Building 4, Saige Science-Tech Park, North Huaqiang Road
Futian District, Shenzhen
(the "APPLICANT")

PURCHASING BANK:

China Minsheng Banking Corporation Limited, Shenzhen Branch
Jiahe Huaqiang Building B, Middle Shennan Road, Shenzhen
("MINSHENG BANK")

WHEREAS the Applicant and each Debtor (as defined below) have entered or will enter into a Business Contract (as defined below) pursuant to which Accounts Receivable (as defined below) have arisen or will arise; and

WHEREAS the Applicant is willing to sell and transfer the Accounts Receivable under the Business Contracts to Minsheng Bank and Minsheng Bank is willing to purchase the Accounts Receivable with recourse against the Applicant in accordance with this Agreement.

The parties hereby enter into this Agreement on basis of voluntariness, equality, mutual benefit and good faith through friendly negotiation:

1.   Definition and Related Matters

1.1  Definition


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Unless otherwise specified, the terms hereunder shall have the following meanings:

ACCEPTED ACCOUNT RECEIVABLE means any Account Receivable or a portion thereof that the Applicant has agreed to assign and transfer to Minsheng Bank and Minsheng Bank has agreed to purchase.

ACCOUNT RECEIVABLE means the relevant payments, together with other related rights and interests, that the Applicant is entitled to receive pursuant to any Business Contract from the application date hereunder, including:

(i)  face value of the Accounts Receivable;

(ii) Interest, penalty payments, damages for breach of Business Contracts; and

(iii) related rights and interests, including but not limited to, Security Interests, right to compulsory collection of Accounts Receivable, right to sue, right to assignment and other rights and interests under Laws and Regulations applicable to the Applicant, Minsheng Bank or the relevant Debtor.

ADDITIONAL TERMS AND CONDITIONS means the additional terms and conditions to be agreed to by and between the parties as a supplement to this Agreement.

BUSINESS CONTRACT means a commercial contract entered into between the Applicant as seller and a Debtor as purchaser with respect to sale and purchase of products or services, as amended, supplemented and otherwise modified as of the date of the relevant application by the Applicant hereunder and including all exhibits thereto. If there is a Credit Support Document, a Business Contract shall include the commercial contract and each Credit Support Document.

BUSINESS DAY means any day that Minsheng Bank opens for its general banking business, including Saturdays and Sundays that the government of China designates as days open for general banking business, but not including statutory holidays and Saturdays and Sundays that are not designated by the government of China as days open for general banking business.

CHINA means the People's Republic of China, excluding Hong Kong, Macau and
Taiwan.

CREDIT SUPPORT DOCUMENT means, with respect to any Business Contract, any security agreement, security provision, guarantee, standby letter of credit, entrustment agreement, insurance contract, letter of undertaking and similar document under any other name.

CREDIT SUPPORT PROVIDER means the party that provides Security Interests to the Applicant as seller under a Business Contract.


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DEBTOR means the purchaser of products and/or services under a Business
Contract. If there is a Credit Support Provider, a Debtor refers to the purchaser and/or the Credit Support Provider depending on the context. Debtors hereunder will be identified in the Additional Terms and Conditions.

DISSOLUTION or DISSOLVE means, with respect to any party hereto, a petition for bankruptcy or dissolution, winding-up or suspension of business, closure, takeover, amalgamation, spin-off and other similar situations.

INTEREST means interest on indebtedness, overdue interests, default interests, interest penalties, compound interests, postponed interest and other amounts in the nature of interest payments.

LAWS AND REGULATIONS means the applicable laws and regulations of China and the relevant judicial interpretations of the Supreme People's Court of China.

PAYMENT DATE means (i) each date that a Debtor pays the full amounts due and payable on such date under the relevant Accounts Receivable to the pledged deposit account or designated payment account (details of which will be specified in the Additional Terms and Conditions), (ii) each date the Applicant pays the relevant amount due and payable to Minsheng Bank in full hereunder or
(iii) each date that Minsheng Bank actually receives the above payments from the Applicant or the Debtor. If the dates specified above do not fall onto the same day, the Payment Date shall be the last to occur of such dates.

QUOTA means the maximum amount of Accounts Receivables or a group of Accounts Receivable that Minsheng Bank may accept pursuant to this Agreement, the currencies and amounts of which will be specified in the Additional Terms and Conditions.

RECORDED ACCOUNT RECEIVABLE means any Account Receivable or a portion thereof that Minsheng Bank does not purchase but has agreed to accept, for Security Interest purposes, as the secured creditor thereof on record.

SECURITY INTEREST means guarantees, pledges, mortgages, pledged deposits, liens, acceptances, trusts, insurances, pledged ownership, conditional sale, assignments, financing leases, rights of priority and security interests in any other form.

1.2  Agreement and Exhibits

1.2.1 This Agreement and references thereto herein include this Agreement and its exhibits, such as Additional Terms and Conditions.

1.2.2 In this Agreement, unless otherwise stated, exhibits refer to the exhibits to this Agreement; and references to sections refer to the sections of this Agreement.


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1.2.3 With respect to any Account Receivable, references to this Agreement refer to (i) this Agreement, (ii) the Additional Terms and Conditions relating to such Account Receivable, and (iii) any other documents that relate to the rights and/or obligations of the Applicant and/or Minsheng Bank with respect to the Account Receivable.

2. Term and Interest

2.1 Term

Unless otherwise provided herein, "TERM" herein means the period relating to an Account Receivable or a group of Accounts Receivable and includes the first and the last day of such period. For the purpose of calculating the Interest of a particular period, the Interest period shall include the first day of the period but shall exclude the last day thereof.

2.2 Interest Rate

Unless otherwise provided herein, the Interest rate under this Agreement shall refer to the annual rate of Interest. The monthly Interest rate shall be calculated on the basis of 12 months a year and the daily Interest rate shall be calculated on the basis of 360 days a year. When a monthly Interest rate is converted into a daily Interest rate, the daily Interest rate shall be calculated on the basis of 30 days a month.

2.3 Interest Payment

The currency for Interest payment shall be the same currency as that of the principal. Unless payment of Interest is a one-off payment, Interest shall be calculated from and including the first day when Interest accrues for that period (which falls on the Interest payment date of the previous Interest period or, in the case of the first Interest payment, the first day of the Term) to, but excluding, the Interest payment date for the current Interest period. If Interest is paid on a monthly basis, it shall be paid on the 20th of each calendar month. If Interest is paid on a quarterly basis, it shall be paid on the 20th of the last calendar month in the quarter. The last Interest payment shall be on the last date of the Term unless otherwise provided herein.

3. Quota

3.1 Nature


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The Quota provided by Minsheng Bank to the Applicant is with recourse. Should
Minsheng Bank fail to receive specified payments in full from the Debtors on any payment date, or should any other relevant events occur or situations exist as provided herein, Minsheng Bank shall have the right to claim the due but unpaid amounts from the Applicant.

3.2 Quota

3.2.1 The currency, amount, Term and revolvability of the Quota shall be provided in the Additional Terms and Conditions and shall be allocated to various Debtors according to the Additional Terms and Conditions. If it is necessary to adjust the Quota in relation to different currencies and Debtors, the Applicant may apply to Minsheng Bank in writing and such adjustment shall not be effective until Minsheng Bank approves. To the extent the Quota is a revolving Quota, the Applicant may apply to Minsheng Bank to use the Quota or the portion thereof that has been paid off before the expiry of the Term relating to the Quota in accordance with this Agreement.

3.2.2 If the Term of a Quota expires on a day that is not a Business Day, the expiry date of the Quota shall be the immediately preceding Business Day. Both the application date (with complete application forms for utilizing the Quota delivered to Minsheng Bank) and the date of assignment and transfer of Accounts Receivable shall fall within the Term of the Quota. When the Term of a Quota expires, the Quota (to the extent of its used portion) shall be cancelled automatically.

3.2.3 Upon (i) the occurrence of any event of default as set forth in Section 15, (ii) the occurrence of any adverse change in the government policies relating to the industry of the Applicant or any Debtor, (iii) the occurrence of any material adverse change in the financial position or results of operations of the Applicant or any Debtor, (iv) any down-grading by Minsheng Bank of its ratings of the Applicant or any Debtor, Minsheng Bank shall have the right, upon written notice to the Applicant, to modify the unused portion of the Quota, including its available amount, Term and revolvability.

4. Subject of Assignment and Transfer

4.1 Eligible Accounts Receivable

The Applicant represents and warrants that each Account Receivable complies with the following conditions:

(a) the underlying Business Contract is true, legal and binding and there is no provision in such Business Contract that would prevent or limit the assignment and transfer of the Account Receivable pursuant to this Agreement;


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(b) the Account Receivable is the result of the Applicant's normal course of business and, as of the date of assignment and transfer thereof hereunder, under the relevant Laws and Regulations, under the generally accepted accounting principles in China as well as under the laws, regulations and generally accepted accounting principles of such other jurisdictions applicable to the Applicant, the Account Receivable is recognized as validly existing and its amount, its payment and due dates and the payment obligations of the Debtor thereunder are correct and legally valid;

(c) as of the date of application by the Applicant and the date of assignment and transfer of the Account Receivable, there has been no default, dispute, disagreement or claim under the Business Contract that would adversely affect payments thereunder or under the Account Receivable;

(d) as of and subsequent to the application date, the Account Receivable is legal, in effect and without defect; there is no third party right or claim attached to the Account Receivable; no Debtor is entitled to offset or deduct the Account Receivable or make claims or counterclaims or raise any defense with respect to the Account Receivable (regardless whether Minsheng Bank knows, should know or approve, or should have known or approved any of the above);

(e) as of the date of application by the Applicant and the date of assignment and transfer of the Account Receivable, the Applicant has performed all obligations due to be performed by the Applicant under the Business Contract as of such dates; and

(f) the amount of such Account Receivable, individually, is not less than the minimum amount for any single Account Receivable as specified in the Additional Terms and Conditions (if applicable).

4.2 Accepted Accounts Receivable and Recorded Accounts Receivable

4.2.1 The percentage or portion of each Account Receivable that shall be recognized as Accepted Account Receivable to constitute a part of a Quota shall be provided in the Additional Terms and Conditions.

4.2.2 The Accounts Receivable or any portion thereof that are not included in the Accepted Accounts Receivable shall be treated as Recorded Accounts Receivable. Other than collection of payments thereof and refunding such collections to the Applicant in accordance with Section 8 to the extent necessary, Minsheng Bank shall under no circumstance be obligated to provide advance, financing, acquisition, security, bad debt reserve or any other credit support in relation to such Recorded Accounts Receivable.

4.3 Amount of Accounts Receivable


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4.3.1 The amount of Accounts Receivable shall be calculated by deducting the following amounts (if any) from the total amount under the Business Contracts:

(a) any prepayment, advance payment, deposit, repayment, down payment, commission or discount that the Applicant has received or the Debtor should have made to the Applicant; and

(b) any tax withheld or deduction made for taxes and charges by the Applicant or that should have been withheld or made by the Applicant;

provided that the Applicant shall list out in the application form the amount of each Business Contract, its deductible amount and the amount of Account Receivable.

4.3.2 After Minsheng Bank shall have accepted the Accepted Accounts Receivable, to the extent any Debtor pays more than the amount required under this Agreement whether as a result of payment by the Debtor of any default Interest or liquidated damages or because of a change in Interest rate or exchange rate, the Applicant shall be entitled to such difference. Minsheng Bank shall pay such difference to the Applicant within five days after it receives a written notice and the related evidence from the Applicant.

4.3.3 After Minsheng Bank shall have accepted the Accepted Accounts Receivable and shall have paid the relevant purchase price to the Applicant pursuant to this Agreement, to the extent of any shortfall for whatever reason in the amounts a Debtor is obligated to pay hereunder with respect to the Accepted Accounts Receivable, the difference shall be borne by the Applicant and the Applicant shall pay such difference to Minsheng Bank on the relevant due dates for payments under the Accepted Accounts Receivable. The Interest on such difference shall continue to accrue and to become payable in accordance with
Section 7. If the shortfall in payments described in this clause is the result of the Applicant's own default, the provisions herein relating to the relevant events of default shall apply.

4.4 Payment Date

Payment date is each date that a Debtor is obligated to pay the full amount due and payable on such date under the Accounts Receivable to Minsheng Bank's designated account pursuant to this Agreement. The Applicant shall specify the payment dates in the application form with respect to Accepted Accounts Receivable after giving due consideration to factors such as provisions of the Business Contracts, time required to transfer funds and need of prompt transfer of payments from Debtors to Minsheng Bank. Minsheng Bank may refuse to accept the Applicant's application if it considers the payment dates as specified by the Applicant to be unreasonable.


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4.5 No Delegation of Obligations

For avoidance of doubt, both parties hereby confirm that the Applicant has agreed to assign and transfer its rights and interests under the Business Contracts to Minsheng Bank and further confirms that all undertakings, representations, warranties and obligations of the Applicant under any Business Contract shall continue to be borne by the Applicant and no such undertakings, representations, warranties and obligations of the Applicant shall be, or shall be construed to have been, transferred or delegated to Minsheng Bank as a result of this Agreement.

5. Use of Quota

5.1 Condition Precedent

The Applicant shall have opened relevant accounts with Minsheng Bank for purposes of this Agreement before it first applies hereunder to use the Quota; and the Applicant shall provide Minsheng Bank with relevant documentation as may be reasonably required by Minsheng Bank for its credit review.

5.2 Use of Quota

5.2.1 Each time when the Applicant applies to use the Quota, the Applicant shall provide the following documents to Minsheng Bank before the date of assignment and transfer of the relevant Accounts Receivable:

(a) a duly signed application form for utilizing the Quota in the agreed form;

(b) true and correct copies of the relevant Business Contracts, credit support documents (if any), proof of product delivery or certified copies of the shipping documents and a written statement by the Applicant with regard to the status of the Accounts Receivable and the performance of the Business Contracts as Minsheng Bank may reasonably require;

(c) the Applicant's latest quarterly and monthly financial statements not already provided to Minsheng Bank;

(d) certificates of entitlement, invoices, bills and materials relating to the Accounts Receivable that Minsheng Bank may reasonably require; and

(e) supporting documents with respect to any material change in the Applicant's business license, articles of association, its financial position or its results of operations (if applicable).


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5.2.2 If Minsheng Bank approves the application and the accompanying documents submitted by the Applicant, the Applicant shall acknowledge in writing the related financing commitment letter of Minsheng Bank and Minsheng Bank shall then disburse the purchase price for the relevant Accounts Receivable to the Applicant's designated account on the day of assignment and transfer of such Accounts Receivable. Upon such disbursement of purchase price into the Applicant's designated account, the purchase price for the Accounts Receivable shall be considered duly paid to the Applicant and the corresponding Quota shall be considered used by the Applicant. If Minsheng Bank does not approve the application or the accompanying documents, the application submitted by the Applicant shall be considered invalid. Minsheng Bank shall notify the Applicant of the reasons for not approving the application and may also request resubmission of the application after such application and/or the accompanying documents being supplemented or modified.

5.3 Documents with Respect to Debtors

5.3.1 In relation to the Accounts Receivable accepted or agreed to be accepted by Minsheng Bank, the Applicant shall promptly notify the Debtors in writing in the form as agreed and shall compile and submit to Minsheng Bank documents with respect to the Debtors. The Applicant shall bear all the costs and expenses in connection with the notification to the Debtors, compilation of the documents with respect to the Debtors and submission thereof to Minsheng Bank.

5.3.2 If the Applicant fails to obtain and submit the documents referred to in
Section 5.3.1, Minsheng Bank shall not be obligated to pay the purchase price for the Accepted Accounts Receivable. If Minsheng Bank has paid the purchase price for the Accepted Accounts Receivable before the Applicant has properly submitted the documents with respect to the Debtors as required under Section 5.3.1, the Applicant shall repurchase the Accepted Accounts Receivable from Minsheng Bank and shall, in addition, pay Interest at the overdue Interest rate (as set forth in the Additional Terms and Conditions) with respect to the purchase price already paid by Minsheng Bank from the date of the payment of such purchase price to the date of repurchase.

6. Purchase Price and Assignment and Transfer

6.1 Purchase Price

Minsheng Bank shall, on the date of assignment and transfer of the relevant Accounts Receivable, pay the Applicant the purchase price in an amount equal to that represented by, and in the same currency or currencies as that of, the Accepted Accounts Receivable.

6.2 Assignment and Transfer of the Accounts Receivable

At the same time of payment of the purchase price as set forth in Section 6.1, the Accounts Receivable, including the Accepted Accounts Receivable and the Recorded Accounts Receivable, shall be assigned and transferred, and be construed for all intent and purposes hereunder as having been assigned and transferred, to the possession of Minsheng Bank.


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6.3 Use of Proceeds

6.3.1 The Applicant undertakes to use the purchase price proceeds for lawful purposes in accordance with the applicable Laws and Regulations.

6.3.2 Until the time Minsheng Bank is fully paid by virtue of payments received from Debtors relating to the Accounts Receivable pursuant to this Agreement, any violation by the Applicant of Section 6.3.1 shall constitute a material event of default hereunder and, upon its occurrence, Minsheng Bank shall be entitled (i) to charge penalty Interest from the date of such violation at the rate set out in the Additional Terms and Conditions and (ii) to exercise other rights and seek other remedies available under this Agreement, under any applicable Laws and Regulations and under rules and administrative provisions promulgated by the People's Bank of China and the China Banking Regulatory Commission.

7. Interest and Charges

7.1 Interest

7.1.1 The Interest rate for each purchase price disbursed with respect to the relevant Accounts Receivable shall be specified in the Additional Terms and Conditions and shall not be adjusted during the relevant Term except for adjustments required for floating Interest rates as provided in the Additional Terms and Conditions.

7.1.2 From the date of assignment and transfer of the relevant Accounts Receivable up to the final payment date (excluding any grace period) or the actual payment date thereof, whichever is the earlier, the Applicant shall pay Minsheng Bank Interest with respect to the purchase price paid by Minsheng Bank for the Accepted Accounts Receivable in the manner and as calculated in accordance with the formula specified in the Additional Terms and Conditions.

7.2 Service Charge

For each application for utilizing any Quota, the Applicant shall pay Minsheng Bank a service charge on or before the date of assignment and transfer of the relevant Accounts Receivable in accordance with the Additional Terms and Conditions in the same currency as that of the relevant Accounts Receivable.


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7.3 Taxes, Withholdings and Deductions

7.3.1 Other than taxes payable by Minsheng Bank as a result of its business operations as applicable to the Accounts Receivable under this Agreement, the Applicant shall bear all taxes and surcharges in connection with this Agreement, including taxes in relation to the production and sale of the products and/or services under the Business Contracts, any custom duties and value-added taxes. This section shall not affect any tax liabilities of any Debtor under any applicable Laws and Regulations or any Business Contract.

7.3.2 If, in accordance with the applicable Laws and Regulations, the Applicant is obligated to withhold or deduct taxes payable by Minsheng Bank to any government authorities with respect to any payments receivable by Minsheng Bank under this Agreement, the Applicant may withhold or deduct such taxes; provided that the Applicant shall provide proof of such withholding or deduction to Minsheng Bank within five Business Days after such withholding or deduction.

8. Collection of Accounts Receivable

8.1 Entrustment to Collect

8.1.1 Notwithstanding the fact that Minsheng Bank has purchased the relevant Accounts Receivable and has been assigned and transferred the relevant rights and interests with respect to the relevant Accounts Receivable under the Business Contracts, Minsheng Bank hereby designates the Applicant, and the Applicant hereby accepts such designation, as Minsheng Bank's collection agent with respect to such Accounts Receivable. The Applicant in its capacity as such collection agent shall exercise due diligence in collecting the relevant Accounts Receivable and shall bear all related collection expenses. Minsheng Bank is entitled to withdraw such designation and entrustment and to collect the relevant Accounts Receivable directly from the Debtors.

8.1.2 The designation and entrustment under Section 8.1.1 shall not be construed as a surrender or assignment by Minsheng Bank of its rights and interests under the relevant Accounts Receivable and shall not operate to prevent Minsheng Bank from exercising its rights against the Debtors and/or other related parties or otherwise taking measures to protect its rights and interests with respect to the relevant Accounts Receivable.


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8.2. Payment Instructions and Payment Account

8.2.1 The Applicant shall, in compliance with requirements of Minsheng Bank, notify the Debtors in writing so that the Debtors will make payments with respect to the relevant Accounts Receivable directly to Minsheng Bank's designated account. The Applicant shall bear all costs and expenses of such notification in writing. The Applicant may not change the above payment arrangement without Minsheng Bank's prior written approval. Should a Debtor make any payment with respect to any Accounts Receivable to an account of the Applicant, the Applicant shall on the same day transfer such payment to Minsheng Bank's designated account. During the time when the Applicant is transferring any such payment received from a Debtor to Minsheng Bank's designated account, including the period when the payment is in transit from the Applicant, its agent or bank to Minsheng Bank, the Applicant shall hold the funds on behalf of and for the benefit of Minsheng Bank. The Applicant shall comply with instructions of Minsheng Bank with respect to any such payments from Debtors before they reach Minsheng Bank's designated account.

8.2.2 If Minsheng Bank's designated account or the Applicant's pledged deposit account at Minsheng Bank becomes subject to judicial or administrative enforcement actions or measures so that Minsheng Bank is deprived of, or otherwise obstructed from, its access to such account of payments from Debtors, the Applicant shall be deemed to have failed to transfer payments received from the Debtors to Minsheng Bank and the Applicant shall have an obligation to procure the transfer of the same amount in the same currency to Minsheng Bank.

8.3 Priority of the Accepted Accounts Receivable

Payments made by Debtors to the Applicant under the Business Contracts shall be first applied as payments to Minsheng Bank from the Accepted Accounts Receivable. To the extent that such payments are not sufficient to account for the Accepted Accounts Receivable due and payable, such payments shall be applied in accordance with the following order of priority:

(i) costs and expenses for exercising the rights;

(ii) compensation for damages;

(iii) penalty payments for breach of contract;

(iv) Interest and other related payments;

(v) principal payment of the Accepted Accounts Receivable.

Minsheng Bank shall have the right to unilaterally change the above order of priority.

8.4 Currency

8.4.1 If any payment by a Debtor is in a currency different from the currency of the relevant Accounts Receivable, the Applicant shall cause such payment exchanged into the currency of the relevant Accounts Receivable and then transferred to Minsheng Bank. The Applicant shall bear any costs and losses and retain any gains as a result of the exchange. The payment by the Applicant to Minsheng Bank subsequent to such currency exchange shall be considered the actual payment date.


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8.4.2 If any payment received by Minsheng Bank directly from a Debtor or from the Applicant is in a currency different from that of the relevant Accounts Receivable, Minsheng Bank is entitled to exchange such payment into the currency of the relevant Accounts Receivable based on the exchange rate published by Minsheng Bank as of the date of receipt. The Applicant shall bear any costs and losses incurred as a result of such currency exchange. The currency exchange shall be at the rate Minsheng Bank uses to exchange the currency it receives into the currency of the relevant Accounts Receivable. If there is no direct exchange rate applicable to the currencies of the payments and the relevant Accounts Receivable, the payments shall first be used to buy Renminbi at the rate published by Minsheng Bank and then use the Renminbi to buy the currency of the relevant Accounts Receivable at the rate published by Minsheng Bank.

8.4.3 If Minsheng Bank is required to refund or return part of payments to the Applicant or any Debtor and such payments have already been exchanged to the currency of the relevant Accounts Receivable under this Section 8.4, such refund or amount to be returned shall be paid by Minsheng Bank in the already exchanged currency. The Applicant shall bear all losses thus incurred and retain all resultant gains.

8.5 Collection

Notwithstanding that fact that any payment date under this Agreement may be later than the payment day under a Business Contract, the payment date hereunder shall not in any way affect the Debtor's obligation to pay the full amount with respect to any relevant Accounts Receivable on the payment date under the Business Contract. If any Debtor fails to pay the full amount on the payment date pursuant to the relevant Business Contract or there should occur any event of default under any Business Contract, the Debtor shall be liable for its breach of the Business Contract. Under these circumstances, the Applicant shall promptly take actions to collect the payments from the Debtor. If Minsheng Bank deems necessary, the Applicant shall, as may be requested by Minsheng Bank, submit any such matters and disputes for arbitration or litigation. The Applicant shall bear the costs and expenses thus incurred.

8.6 Prepayment by Debtors

Debtors shall be permitted to prepay their Accounts Receivable. If a Debtor prepays any Accepted Accounts Receivable before the payment date hereunder, Minsheng Bank shall not charge Interest for the period from the actual prepayment date to the payment date hereunder.


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8.7 Repurchase

8.7.1 To the extent that the Applicant is required or permitted to repurchase any Accounts Receivable hereunder, despite the fact that these Accounts Receivable may have already been assigned and transferred to Minsheng Bank, the Applicant shall repurchase the portion of the Accepted Accounts Receivable that have not been repaid by virtue of payments received by Minsheng Bank from the Accounts Receivable. Regardless whether there are any defects with respect to any of these Accounts Receivable, the repurchase price shall be the face value of the portion of the Accepted Accounts Receivable subject to such repurchase, plus any other payments due and payable. If the repurchase date is later than the relevant payment date hereunder, the aggregate repurchase price shall be the face value of the Accepted Accounts Receivable subject to such repurchase, plus any other payments due and payable, and the Interest for the period between the payment date and the repurchase date at the default Interest rate.

8.7.2 With respect to each Quota, if the Applicant has fully performed its obligations under Section 8.7.1, Minsheng Bank shall (i) return all the Accounts Receivable under such Quota that have not been paid by Debtors to the Applicant and (ii) return any amount paid by Debtors with respect to any Recorded Accounts Receivable relating to such Quota (where there has been a currency exchange, the amount shall be in the currency and of the amount after such currency exchange) together with any Interest for the period when the amount has remained in deposit with Minsheng Bank. If notices or other documents need be delivered to Debtors, Minsheng Bank shall cooperate with the Applicant in that regard; provided that the Applicant shall bear all the related costs and expenses.

8.7.3 Prior to the payment date (excluding any grace period) hereunder, the Applicant may repurchase the Accounts Receivable that have been assigned and/or transferred to Minsheng Bank; provided that the Applicant shall have delivered a written notice to Minsheng Bank at least five Business Days before the specified repurchase date and that Minsheng Bank shall have confirmed in writing before the repurchase date. Any repurchase hereunder shall be conducted in accordance with Sections 8.7.1 and 8.7.2 above on the repurchase date.

9. Overdue Collection Period and Grace Period

9.1 Overdue Collection Period

9.1.1 If any Debtor fails to pay Minsheng Bank with respect to any Accepted Accounts Receivable on any payment date hereunder, so long as Minsheng Bank has not sent any written notice to the Applicant to inform that an event of default as specified in Section 15 hereunder has occurred, Minsheng Bank hereby grants an overdue collection period commencing on the payment date as specified herein to (i) the day that is such number of days thereafter as specified in the Additional Terms and Conditions or (ii) the date the Debtor or the Applicant pays the full amount to Minsheng Bank, whichever is earlier. During the overdue collection period, unless the Debtor is or is likely to be dissolved or its assets or rights and interests become or will become subject to judiciary or administrative enforcement measures, Minsheng Bank shall not institute arbitration, litigation or other enforcement proceedings against the Debtor and, so long as there shall not occur any event of default on the part of the Applicant, neither shall Minsheng Bank exercise its right of recourse against the Applicant; provided, however, that the Applicant shall pay Minsheng Bank Interest on the outstanding Accepted Accounts Receivable for the overdue collection period in accordance with the Additional Terms and Conditions.


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

9.1.2 The Applicant shall not be entitled to any overdue collection period specified in Section 9.1 with respect to any Account Receivable if such Account Receivable has been granted a grace period by Minsheng Bank pursuant to Section
9.2 below.

9.2 Grace Period

9.2.1 Subject to the prior written consent of Minsheng Bank, the Applicant may apply for a grace period with respect to the payment date. In such event, the Applicant shall deliver the application to Minsheng Bank, substantially in the form as provided in the Additional Terms and Conditions, at least 15 Business Days prior to the payment date. If Minsheng Bank approves the application, the payment date shall be extended by the approved grace period. The extension of the payment date as a result of the approved grace period shall not be considered a breach by the Applicant of this Agreement. However, any such grace period may not extend any payment date beyond the maximum period permitted under the Additional Terms and Conditions. If Minsheng Bank does not approve the application for a grace period submitted by the Applicant, the application shall be deemed to have never been submitted.

9.2.2 For Accounts Receivable whose payment date has been extended by a grace period pursuant to Section 9.2.1, the Applicant shall pay an additional service charge to Minsheng Bank and also pay Interest on a monthly basis to Minsheng Bank for the grace period at the grace period Interest rate, each as provided in and in accordance with the Additional Terms and Conditions.

9.2.3 The Accepted Accounts Receivable, as a percentage of the Accounts Receivable whose payment date has been extended by a grace period pursuant to
Section 9.2.1, shall not be higher than the percentage specified in the Additional Terms and Conditions.

10. Financial Management

Unless otherwise approved by Minsheng Bank, all payments and settlements, including invoices and bills, relating to this Agreement, any Business Contract and/or any Account Receivable shall be conducted and processed through the account designated pursuant to and for the purposes of this Agreement. The Applicant is entitled to review the designated account and the status of collections of the Accounts Receivable at Minsheng Bank. Minsheng Bank is entitled to send written requests to the Applicant to confirm the accounting records and the Applicant shall respond to such requests within five Business Days after receipt thereof. If the Applicant disputes on the accounting records, the Applicant shall submit its disagreement to Minsheng Bank in writing within the five Business Day period. If the Applicant agrees to the accounting records, it shall countersign and seal the confirmation and deliver it to Minsheng Bank. If the Applicant fails to respond to Minsheng Bank within the above-mentioned five Business Day period, the Applicant is deemed to have given up its right to dispute or otherwise raise any disagreement with respect to the accounting records subject to confirmation.


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

11. Representations and Warranties

11.1 Minsheng Bank's Representations and Warranties

In addition to any other representations and warranties made by Minsheng Bank herein, Minsheng Bank hereby represents and warrants to the Applicant that:

(i) Minsheng Bank is a duly organized and lawfully existing commercial banking institution;

(ii) this Agreement and other related documents have been duly authorized and properly executed by Minsheng Bank in compliance with its Articles of Association and applicable Laws and Regulations and do not constitute a breach under any of its contracts, agreements or guarantees;

(iii) Minsheng Bank shall pay the relevant purchase price to the Applicant hereunder in a timely manner with respect to the Accepted Accounts Receivable and shall duly perform its covenants, undertakings and obligations hereunder; and

(iv) Minsheng Bank shall keep confidential all the business secrets and confidences provided by the Applicant unless it is required to disclose such information by any relevant Law or Regulation or any order issued by any relevant administrative or judiciary authorities or any stock exchange on which shares of Minsheng Bank are listed.

11.2 The Applicant's Representations and Warranties

In addition to any other representations and warranties made by the Applicant herein, the Applicant hereby represents and warrants to Minsheng Bank that:

(i) the Applicant is a duly organized and validly existing business corporation with valid business licenses and proper authority to maintain and operate its branches;

(ii) this Agreement and other related documents have been duly authorized and properly executed by the Applicant in compliance with its Articles of Association and applicable Laws and Regulations and do not constitute a breach under any of its contracts, agreements or guarantees;


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

(ii) at the time hereof, the Applicant is not involved in any judicial or administrative proceedings that will adversely affect its ability to enter into or perform its obligations under this Agreement; and the Applicant shall notify Minsheng Bank promptly if the Applicant should become involved in any judicial or administrative proceedings and, in addition, shall take all reasonable and necessary measures to remedy the situation;

(iii) all documents, materials, reports and certificates submitted by the Applicant to Minsheng Bank are true, lawful, valid and complete and all statements therein are made in good faith and are truthful without being fraudulent or materially misleading;

(iv) the Applicant shall duly perform all its covenants, undertakings and obligations under this Agreement and the Business Contracts and shall fully cooperate with Minsheng Bank with a view to ensuring Minsheng Bank being able to possess the Accounts Receivable and to enforce its rights and interests with respect to the Accounts Receivable; and

(v) the Applicant shall keep confidential all the financial, technical, business and operational information and materials about Minsheng Bank (including without limitation this Agreement) and other business secrets and confidences of Minsheng Bank unless the Applicant is required to disclose such information or materials by any relevant Law or Regulation or any order issued by any relevant administrative or judiciary authorities.

11.3 Applicant's Further Representations and Warranties

In addition to any other representations and warranties made by the Applicant herein, the Applicant hereby further represents and warrants to Minsheng Bank that:

(i) all Accounts Receivable are eligible Accounts Receivable hereunder and all Accounts Receivable assigned or transferred to Minsheng Bank are within the period of statutory limitations and constitute valid and enforceable creditors' rights;

(ii) the Debtors have an unconditional obligation to pay the Accepted Accounts Receivable at their face value to Minsheng Bank in full on the relevant payment date without recourse and setoff;

(iii) unless Minsheng Bank has given its prior written consent, the Applicant shall not assign, transfer (as gift or otherwise) or encumber any Account Receivable and any right or obligation under any Business Contract; nor shall it amend or terminate any Business Contract in any way that would adversely affect the Account Receivable;


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

(iv) the Applicant shall, upon knowing or becoming aware that any Debtor is or may become Dissolved, or that there has occurred or may occur any default or force majeure under any Business Contract, or that there shall occur or exist any other event and circumstance that would adversely affect the Accounts Receivable, immediately notify Minsheng Bank thereof in writing;

(v) the Applicant shall fully cooperate with Minsheng Bank in connection with Minsheng Bank's review and inspection of the Applicant's operations and financial condition, and shall submit to Minsheng Bank in a timely manner its financial report, report on the performance of the Business Contracts and other related certificates;

(vi) should there be any changes to the Applicant's name, legal representative or authorized person herefor, business address, scope of business and contact person at any time during the effectiveness of this Agreement, the Applicant shall notify Minsheng Bank of any such change at least 20 Business Days in advance; and

(vii) should the Applicant Dissolve its business operations, reduce its registered capital, engage in sub-contracting or leasing operations, reform its corporate structure into a joint stock company, enter into joint ventures or take such other corporate action that would affect Minsheng Bank's rights and interest herein at any time during the effectiveness of this Agreement, the Applicant shall notify Minsheng Bank of such occurrence in writing at least 20 Business Days in advance and the Applicant shall not implement or take any such action until it shall have obtained the prior consent of Minsheng Bank and shall have otherwise complied with requirements of Minsheng Bank with a view to ensuring proper performance of this Agreement.

12. Recourse

12.1 Exercise of the Right of Recourse

12.1.1 If Minsheng Bank fails to receive full payment of any Accepted Account Receivable from any Debtor due on any payment date (as extend by any grace period granted pursuant to Section 9.2), Minsheng Bank is entitled to exercise its right of recourse against the Applicant and demand immediate payment from the Applicant with respect to the due but unpaid Accepted Account Receivable, regardless of any defects in such Account Receivable or in its assignment and transfer. This demand of repayment includes but is not limited to the face value of the Accepted Account Receivable, damages for default in payment, indemnity payments, Interest (including overdue Interest, penalty Interest and compound Interest), costs and expenses incurred by Minsheng Bank in exercising its rights and interests under this Agreement and the Business Contracts.


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

12.1.2 If the Applicant has complied with Section 12.1.1, Minsheng Bank shall return the relevant Accounts Receivable to the Applicant. If it is necessary to notify Debtors hereof or provide them with relevant certification, Minsheng Bank shall cooperate with the Applicant; provided that the Applicant shall bear the costs and expenses thus incurred.

12.1.3 Early Exercise of Right of Recourse

Minsheng Bank is entitled to exercise its right of recourse against the Applicant pursuant to Section 12.1.1 at any time regardless whether any payment is due if any of the following events shall have occurred or circumstances shall be existing:

(i) the occurrence of any event of default under Section 15 herein;

(ii) any Debtor shall dispute, reduce, offset or counterclaim any payment relating to any Account Receivable, or shall refuse or postpone payment of any Account Receivable as a result of force majeure or failure by the Applicant to fully perform its obligations under the relevant Business Contract;

(iii) all or part of the Accounts Receivable shall be frozen or subject to enforcement actions by any judiciary or administrative authorities (except for any such enforcement actions requested by Minsheng Bank); and/or

(iv) the Applicant or any Debtor shall declare or expressly indicate by its acts that it will not perform its obligations under any Business Contract.

13. Pledge of Deposit Account

The Applicant shall pledge a designated deposit account and all payments deposited from time to time into that account as Security Interest for its obligations under this Agreement.

14. Overdue Payment and Deduction

14.1 Overdue Accepted Accounts Receivable

If Minsheng Bank fails to receive any payment due with respect to any Accepted Account Receivable for whatever reason on the relevant payment date (subject to any grace period granted hereunder), the Applicant shall pay the due but unpaid amount to Minsheng Bank; provided, however, that, if the Applicant is granted overdue collection period under Section 9.1, the due date in this Section 14.1 shall mean the last day of the overdue collection period.


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

14.2 Other Overdue Payment

Unless otherwise provided in this Agreement, where either party hereto fails to make any payment due and payable to the other party, such party shall pay overdue Interest and/or compound Interest on basis of the number of days overdue and at the overdue Interest rate set forth in the Additional Terms and Conditions.

14.3 Right of Deduction

If any payment by the Applicant is due and payable under this Agreement, Minsheng Bank is entitled to deduct the corresponding amount from the designated account, the pledged deposit account or any other account the Applicant maintains with Minsheng Bank. If the funds in the above accounts are not sufficient to pay the amount due, the Applicant shall remain liable to pay the balance. In relation to such deduction, Minsheng Bank is not obligated to obtain the Applicant's prior consent or give the Applicant prior notice but shall notify the Applicant promptly after such deduction.

15. Default

15.1 Events of Default

Each of the following constitutes an event of default of the Applicant under this Agreement:

(i) the Applicant breaches any of the warranties, undertakings, covenants and obligations under this Agreement and/or any Business Contract;

(ii) any Business Contract or any part thereof has been determined to be non-existing, void, revoked or terminated;

(iii) Dissolution of the Applicant or any Debtor; and/or

(iv) the Applicant is involved in any litigation, arbitration, enforceable action or other administrative or judiciary procedures, which Minsheng Bank reasonably believes would adversely affect its rights and interests under this Agreement.

15.2 Remedies

Upon the occurrence of any of events of default in Section 15.1, Minsheng Bank is entitled to take any of the following remedial measures:

(i) with respect to any Accepted Account Receivable, exercise its right of recourse against the Applicant in accordance with Section 12;


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

(ii) terminate the assignment and transfer of the relevant Account Receivable, request refund of the purchase price with overdue Interest for the period between the date of assignment and transfer of the relevant Accounts Receivable to the refund date; and/or

(iii) exercise other rights and remedies available under this Agreement, the relevant Business Contract and the relevant Laws and Regulations.

16. Notices

16.1 Method of Notices

All written notices and correspondences relating to this Agreement shall be delivered to the addresses as set out in the front part of this Agreement. If there is any change to the contact information of any party, such party shall notify the other party promptly in writing.

16.2 Delivery of Notices

16.2.1 Unless otherwise agreed, all notices and correspondences hereunder shall be deemed delivered on the following date:

(i) by hand or other personal delivery, on the date of receipt by the staff or agent of the recipient party;

(ii) by fax, on the first Business Day after the day on which the fax is sent, subject to proper evidence showing receipt of the fax by the receiving party; and

(iii) by express mail or local registered mail (including urban and suburban areas) on the third Business Day following the day on which it is put into the mail.

16.2.2 If there is any inconsistency between the delivery day set out above and the actual day of receipt, the delivery day shall be the earlier of these dates.

17. Governing Law and Disputes Resolution

17.1 Governing Law and Disputes under This Agreement

This Agreement shall be governed by the laws of the People's Republic of China. Any disputes under or in relation to this Agreement shall first be resolved through friendly negotiations, failing which, to be resolved through legal proceedings in the competent local People's Court where Minsheng Bank is located.


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

17.2 Disputes with Debtors

17.2.1 The Applicant hereby agrees that, if Minsheng Bank and any Debtor are resorting to litigation or arbitration with respect to any Account Receivable and/or Business Contract, to the extent permitted by the relevant judiciary or arbitral body, the Applicant shall join the litigation or arbitration if requested by Minsheng Bank. The resultant decision of the litigation or arbitration shall also be binding on the Applicant.

17.2.2 The Applicant hereby undertakes that, if the Applicant and any Debtor are resorting to litigation or arbitration with respect to any Account Receivable and/or Business Contract, to the extent Minsheng Bank so requests, the Applicant shall unconditionally allow Minsheng Bank to join or participate in the litigation or arbitration.

18. Miscellaneous

18.1 Independence

This Agreement is independent of any Business Contract and will not be affected by any Business Contract or any part thereof being or becoming void, revoked, revised or terminated unless otherwise expressly provided herein.

18.2 Complete Contract

This Agreement, including any Additional Terms and Conditions, constitutes the whole agreement between the parties in relation to the subject matters hereunder and shall supersede any previous written or oral agreements, contracts, promises, undertakings, representations or warranties with respect to such subject matters. However, representation and warranties previously made by the Applicant to Minsheng Bank for purposes of entering into this Agreement and/or completing its application forms with respect to the transactions under this Agreement shall continue to be binding on the Applicant.

18.3 Severability

Any provision of this Agreement or any content herein that is void or unlawful for whatever reason shall not affect the validity, effectiveness or enforceability of the remaining provisions or content of this Agreement.

18.4 Captions and Headings

All captions and headings are for ease of reference only and do not constitute part of this Agreement and shall not affect the interpretation of the provisions herein.


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

18.5 Validity

18.5.1 This Agreement shall come into force after the legal representatives or authorized signatories of both parties have duly signed and sealed this Agreement.

18.5.2 This Agreement will be executed in four counterparts and the Applicant and Minsheng Bank shall each hold two counterparts. Each counterpart shall have the same legal effect.

19. Declaration by the Applicant

The Applicant hereby acknowledges that it is fully aware of the scope of business of Minsheng Bank and the limitation of authority of its signatory; that it has carefully read all the provisions of this Agreement and that, as requested by the Applicant, Minsheng Bank has explained to the Applicant with respect to this Agreement; and that the Applicant fully understands the implications and legal consequences of this Agreement.

Each party has duly signs this Agreement as follows:

THE APPLICANT (with seal):


Legal representative/
authorized signatory:
                      ------------------


MINSHENG BANK (with seal):


Legal representative/
authorized signatory:
                      ------------------


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